[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

This Amended and Restated Trademark License Agreement (this “Agreement”) is entered into as of this 17th day of December, 2013 (the “Restatement Effective Date”) by and between Pierre Fabre Médicament s.a.s. organized under the laws of France having an address of 45, place Abel-Gance, 92654 Boulogne cedex, France (“Pierre Fabre”), and Forest laboratories Holding Limited, a corporation organized under the laws of the Republic of Ireland and having its principal place of business at Milner House, 18 Parliament Street, Hamilton HM11, Bermuda (“Forest”), a wholly-owned subsidiary of Forest laboratories, Inc, a Delaware corporation having its principal place of business at 909 Third Avenue, New York, New York 10022, United Sates of America.

Capitalized terms used in this Agreement that are not otherwise defined shall have the meaning set forth in the Amended and Restated Patent and Know-How License Agreement of even date herewith between Forest and Pierre Fabre (the “License Agreement”).

Recitals

Whereas, Pierre Fabre and Forest are entering into the License Agreement concurrently with the execution of this Agreement;

Whereas, in connection with the license granted under the License Agreement, Pierre Fabre granted Forest a license to use certain trademarks in the Territory pursuant to that certain Trademark License Agreement between Pierre Fabre and Forest dated as of December 19, 2008 (the “Original Agreement”); and

Whereas, Pierre Fabre and Forest desire to amend and restate the Original Agreement to, inter alia, expand Forest’s license to use such trademarks to include Latin America, all in accordance with, and subject to, the terms and conditions of this Agreement.

Now, Therefore, in consideration of the foregoing premises and of the terms and conditions hereinafter set forth, Pierre Fabre and Forest (each a “Party” and collectively the “Parties”) hereby agree as follows:

1.	Trademark License.

1.1 Trademarks; Ownership and Use of Trademarks.  Forest shall select one or more trademarks under which Forest, its Affiliates and permitted sub-licensees will exclusively market the Product, other than non-branded Generic Equivalents (the “Trademarks”), in the Territory, and shall timely inform Pierre Fabre of the selected Trademarks.  Pierre Fabre shall own and shall retain the ownership of the entire right, title and interest in and to the Trademarks.  If any Trademark selected pursuant to this Section 1.1 is a registered trademark of Forest, Forest shall promptly assign such trademark to Pierre Fabre and in any case before the Commencement Date in the United States, on an exclusive and worldwide basis, subject to the terms of this Agreement. Such assignment will be made by Forest to Pierre Fabre without charge, except for the reimbursement by Pierre Fabre of filing and registration fees incurred by Forest in relation to such assigned Trademark, and upon presentation of corresponding documentation by Forest.

Pierre Fabre may use, sell and offer for sale the Product under the Trademarks outside of the Territory under terms to be mutually agreed upon between Pierre Fabre and Forest, only with the prior written consent of Forest. Forest hereby provides its irrevocable consent to Pierre Fabre, its Affiliates and sublicensees using the Trademark FETZIMA™ in relation with the use, sell and offer for sale of the Product outside of the Territory.  Forest further consents to Pierre Fabre’s reference to the Trademarks outside of the Territory after the first use of the Trademarks by Forest in the United States when referencing the name under which the Product is marketed in the United States in communications directed to physicians and professionals and in scientific publications, posters and abstracts.

1.2 Registration of the Trademarks.  While Forest is marketing the Product using the Trademarks, Pierre Fabre shall maintain the applicable Trademarks in the Territory at its own expense.  Pierre Fabre shall keep Forest informed of progress with regard to the prosecution, maintenance, enforcement and defense of the Trademarks by providing Forest with copies of official actions, amendments, notices and responses with respect to such prosecution, maintenance, enforcement and defense.  In the event that Pierre Fabre desires to abandon any of the Trademarks in the Territory, Pierre Fabre shall provide reasonable prior written notice to Forest of such intention to abandon and shall, at Forest’ request, assign such Trademark (including all associated goodwill) to Forest and such Trademark shall be excluded from the Trademarks subject to this Agreement.

1.3 License to Trademarks.  Pierre Fabre hereby grants to Forest an exclusive license, with the right to sub-license to an Affiliate or a permitted sub-licensee of rights under the License Agreement, to use the Trademarks in connection with Forest’s promotion and commercialization activities relating to the Product in the Territory during the Trademark Term.

1.4 Quality Control.  The nature and quality of Products advertised or sold by Forest on which the Trademarks appear shall conform in all material respects to quality standards and requirements for packaging and quality control of Product, as set forth in specifications for Product included in filings with the FDA or other regulatory authority with respect to Product.  Forest agrees to cooperate with Pierre Fabre to enable Pierre Fabre to monitor the nature and quality of the use of the Trademarks such that Pierre Fabre may verify that the use of the Trademarks is consistent with such quality standards and requirements for packaging and quality control.  From time to time and upon request by Pierre Fabre, Forest shall provide Pierre Fabre with samples of Product for such verification purposes.

1.5 Rights as Between Parties. Forest acknowledges, as between the Parties, the exclusive rights, title and interest of Pierre Fabre in and to the Trademarks and will not do or cause to be done any act or thing contesting or, in any way, impairing or tending to impair any part of said right, title and interest during the Trademark Term and after its expiration.  Forest will not make any representations or take any actions, which may be taken to indicate that it has any right, title or interest in or to the ownership or use of the Trademarks except under the terms of this Agreement and acknowledges that nothing contained in this Agreement shall give Forest any right, title or interest in or to the Trademarks, except those rights set forth in this Agreement and the License Agreement. Any accretion of goodwill derived by Forest, its Affiliate or permitted sub-licensee from the use of the Trademarks shall accrue to Pierre Fabre and Pierre Fabre may call for a confirmatory assignment thereof.

Unless otherwise agreed with Pierre Fabre, (i) Forest shall not register or acquire any intellectual property rights which are identical or confusingly similar to the Trademark or which include all or part of said Trademark for the Trademark Term and after its expiry, and (ii) will not use, adopt or file any name, or any trademark phonetically, visually and conceptually similar to the Trademarks either in its graphic sizes or in its logos, susceptible to create a likelihood of confusion with the aforementioned Trademark on the part of the public for the Trademark Term and after its expiry, provided that the determination of the likelihood of confusion will be made in accordance with Applicable Laws.

Any domain name related to the Trademark of the Product in the Territory will be in the name of Pierre Fabre who shall be the owner and shall be maintained at Pierre Fabre’s expense. Pierre Fabre hereby grants Forest the right to use any such domain name in connection with Forest’s promotion and commercialization activities for the Product in the Territory in accordance with the terms of this Agreement and during the Trademark Term.  Pierre Fabre shall cooperate and provide such authorization and documentation as necessary to enable Forest to so establish, maintain and use such domain name during the Trademark Term.

1.6 Infringement.

(a) Infringement by Third Parties.  Pierre Fabre and Forest shall promptly notify the other in writing of any alleged or threatened infringement or any challenge to the validity of the Trademarks or any challenge to Pierre Fabre’s ownership of or Forest’ and/or its Affiliates’ and permitted sub-licensees’ right to use the Trademarks of which they become aware.  Both Parties shall use their Commercially Reasonable Efforts in cooperating with each other to terminate such infringement without litigation.  Forest shall have the first right to bring and control any action or proceeding with respect to infringement of any of the Trademarks in the Territory at its own expense and by counsel of its own choice, and Pierre Fabre shall have the right, at its own expense, to be represented in any such action or proceeding.  If Forest declines to prosecute such infringement or to defend such claim within [***] of becoming aware of such claim, Pierre Fabre shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Forest shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Irrespective of which Party brings the action, the Party controlling the action shall keep the other Party reasonably informed as to its strategy and the status of the action, and shall give due regard to the comments and suggestions of the other Party.

The Parties agree that, the costs of such prosecution or defense of the Trademarks in the Territory shall be [***] and that the proceeds of any awards, judgments or settlements obtained in connection with an infringement or misappropriation shall be used first to reimburse out-of-pocket costs and expenses incurred by [***] and then the other Party, to the extent such costs and expenses have been reasonably incurred in connection with such proceeding (including attorney and expert fees) and any remainder shall be [***].  [***], each Party agrees to furnish the other with such cooperation, including consenting to act as a Party to litigation if required, and exchange of information as the other Party may reasonably request in connection with the prosecution of any such action and the Party prosecuting an infringement shall consult periodically with the other Party in connection with any such action.

No Party shall have the right to settle any infringement litigation under this Section 1.6(a) relating to the Trademarks in the Territory without the prior written consent of the other Party.

(b) Infringement of Third Party Rights.  Each of the Parties shall notify the other in writing of any allegation by a Third Party that the activity of either of the Parties, its Affiliates or sub-licensees pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party.  Forest shall have the first right to control the defense of any claim alleging that the use of the Trademarks in relation with the Product infringes any Third Party rights in the Territory, [***] and by counsel of its own choice, and Pierre Fabre shall have the right, [***], to be represented in any such action by counsel of its own choice.  If Forest fails to proceed in a timely manner with respect to such defense, Pierre Fabre shall have the right to control the defense of such claim [***] and by counsel of its own choice, and Forest shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Neither Party shall have the right to settle any trademark infringement litigation under this Section 1.6(b) relating to the use of the Trademarks in the Territory without the consent of such other Party, such consent not to be unreasonably withheld or delayed.  Irrespective of which Party is taking the lead with respect to the defense of a claim, the Party taking the lead shall keep the other Party reasonably informed as to the status of any such action and shall give due regard to the comments and suggestions of the other Party with respect to the defense of such claims.

1.7 Trade dress marking. To the extent permitted by Applicable Laws, all packaging, leaflets and other promotional materials relating to a Product sold by Forest, its Affiliate and permitted sub-licensee under a Trademark (and not as a Generic Equivalent) shall contain the notice “Licensed from Pierre Fabre Medicament” in a legible manner, and Pierre Fabre hereby grants to Forest a non-exclusive license to use its corporate name in connection with such promotional materials.

1.8 Registered User.

(a) Where required, Pierre Fabre shall make applications to the Registrar of Trademarks (or equivalent) for the registration of Forest, its Affiliates and permitted sub-licensees as registered users of the Trademarks in respect of each registration of the Trademark and Forest, its Affiliates and sub-licensees shall co-operate with Pierre Fabre in making such applications.

(b) Forest, its Affiliates or permitted sub-licensees shall execute further documents, depose to or swear or procure the deposing to or swearing of such declarations or oaths and do any act or thing and provide any information or evidence which may be necessary or desirable for registering and maintaining registration of Forest, its Affiliates and sub-licensees as registered users of the Trademarks.

1.9 Reasonable Assistance. Forest, its Affiliates and permitted sub-licensees will, upon request, supply Pierre Fabre or its authorized representative with any information as to its use of the Trademarks which Pierre Fabre may reasonably require and will render any assistance reasonably required by Pierre Fabre in securing and maintaining the registration(s) of the Trademarks in the Territory.

1.10 Royalty Payments.

(a) Earned Royalties.  In consideration of the right and license hereby granted, during the Trademark Term, Forest shall pay to Pierre Fabre, on a Quarterly basis in arrears (i) a running royalty of [***] of Net Sales of Product made by Forest, its Affiliates and permitted sub-licensees in the United States and Canada and (ii) a running royalty of  [***] of Net Sales of Product made by Forest, its Affiliates and permitted sub-licensees in Latin America; provided that no royalty shall be payable under this Section 1.10 with respect to any Generic Equivalent that is not sold or offered for sale under a Trademark.  Royalties payable hereunder shall be subject to adjustment pursuant to the terms of the Supply Agreement between Pierre Fabre and Forest of even date herewith.

(b) Payments; Reports; Books and Records.

(i) Payment; Reports.  Royalty payments and reports for the sale of Products shall be calculated and reported for each Quarter.  Royalties shall be payable Quarterly within [***] of the end of the Quarter to which each payment relates and shall be reconciled on an annual basis together with the payment applicable to the fourth Quarter of Forest’s fiscal year.  Each payment of royalties shall be accompanied by a statement setting forth the amount of gross sales and Net Sales for the Quarter in sufficient detail to permit confirmation of the accuracy of the payment made (expressed in the currency of sale and units sold), the calculation of royalties due and the conversion rate used to convert royalties to US Dollars.  Notwithstanding anything to the contrary set forth herein, no royalties under this Section shall be owed to Pierre Fabre with respect to sales of a Generic Equivalent.  Royalties shall be payable in US Dollars.  Net Sales recorded in currencies other than US Dollars shall be converted into US Dollars for purposes of calculating royalties at the average rates of exchange over the relevant period determined in accordance with Forest’s customary practices.

(ii) Withholding of Taxes. The Party receiving payments under this Agreement will pay any and all taxes levied on account of such payment. If any taxes are required to be withheld by the paying Party, it will (a) deduct such taxes from the remitting payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to the other Party and certify its receipt by the taxing authority within [***] following such payment. Each Party shall provide the other Party with a valid tax residence certificate issued by a competent authority.

(iii) Books and Records.  Forest shall maintain, and shall require its Affiliates, and permitted sub-licensees to maintain, books and records which accurately reflect Net Sales of Product with respect to each country within the Territory for a period of at least [***] after the end of the period to which they relate.  Pierre Fabre shall have the right, by an accountant or other authorized representative to which Forest shall have no reasonable objection, to inspect, audit and copy such books and records no more than once per calendar year upon reasonable advance notice solely for purposes of verifying the running royalties, including adjustments, payable to Pierre Fabre hereunder.  Such inspection shall be at Pierre Fabre’s expense, provided however, that in the event the inspection determines that running royalties have been overpaid or underpaid, the Parties shall promptly make the appropriate payments or refunds to correct such payment and if an underpayment was by [***] or more for a consecutive twelve (12) month period, Forest will be responsible for the reasonable cost of such inspection or audit.

1.11 Ownership of the Trademarks.  Any trademark assigned by Forest to Pierre Fabre shall be assigned free and clear of any encumbrance, including any license obligation, royalty obligation, lien, claim or restriction, in favor of any Third Party. Pierre Fabre agrees to maintain throughout the Trademark Term the Trademarks free and clear of any encumbrance, including any license obligation, royalty obligation, lien, claim or restriction, in favor of any Third Party.

1.12 Trademark Term and Termination.

(a) Trademark Term.  The term of this Agreement (the “Trademark Term”) commenced on December 19, 2008 and shall remain in full force and effect for so long as Forest, its Affiliates and permitted sub-licensees continue to sell the Product under any of the Trademarks in the Territory unless earlier terminated pursuant to Section 1.12(b) or 1.12(c).

(b) Termination for Cause; Termination by Either Party.  A Party shall have the right to terminate this Agreement upon the occurrence of any of the following:

(i)
Termination for Breach.  Each Party shall have the right to terminate this Agreement and its obligations hereunder for material breach by the other Party, which breach remains uncured for [***], in the case of a payment breach, or [***], in the case of any other breach, after written notice is provided to the breaching Party specifying the nature of the breach in reasonable detail and demanding its cure; provided that in the case of a non-payment related material breach, if such breach cannot be cured within the [***] cure period, this Agreement shall not terminate if the breaching Party has made diligent efforts to cure such breach within the [***] period and this Agreement shall remain in effect for such period after notice of breach as may be reasonable in the circumstances as long as the breaching Party continues to use diligent efforts to pursue the cure.  In the event the Parties dispute the existence of a material breach or a Party’s diligence in attempting to cure a material breach, termination of this Agreement shall not be deemed to occur unless and until such dispute has been referred for resolution by an expedited arbitration in accordance with Section 16.2 of the License Agreement, material breach of the Agreement or failure to make diligent efforts to cure such breach has been established by such arbitration, and if such breach can be cured by the payment of money or the taking of specific actions, the breaching party does not pay the amount so determined to be due or take or commit to take the required actions within [***] of receipt of an agreement of the Parties or arbitration decision.  Recognizing the importance of expediting the resolution of any such dispute, the Parties agree to appoint arbitrators as promptly as practicable following receipt of notice of the institution of the arbitration, and to instruct and cooperate with such arbitrators to act to achieve resolution of the issue on an expedited basis.  Finally, in the event a material breach affects only Canada or only certain but not all Products, the remedy of termination shall only be effective with respect to Canada or the applicable Product (as the case may be).

(ii)
Termination for Bankruptcy.  This Agreement may be terminated by either Party upon at least [***]’ prior written notice thereof if the other Party makes an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party, or has a receiver or trustee appointed for all or substantially all of its property, provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

(c) Termination of the License Agreement.  In the event the License Agreement is terminated prior to the expiration of the Trademark Term, for any reason other than by Forest pursuant to Section 10.4 (Breach of Pierre Fabre), 10.5 (Bankruptcy of Pierre Fabre) or 11 (Force Majeure affecting Pierre Fabre) thereof, then this Agreement shall be terminated without any further act or notice and Forest shall no longer have any right to use the Trademarks in the Territory.  For the sake of clarity, this Agreement shall continue in full force and effect in accordance with its terms notwithstanding any termination by Forest under Section 10.4 (Breach of Pierre Fabre), 10.5 (Bankruptcy of Pierre Fabre) or 11 (Force Majeure affecting Pierre Fabre) of the License Agreement.

(d) Effect of Termination; Surviving Obligations.

(i) Upon expiration of the Trademark Term or upon termination of this Agreement prior to the expiration of the Trademark Term for any reason other than a termination by Forest pursuant to Section 1.12(b) (Breach or Bankruptcy of Pierre Fabre), all rights and obligations under this Agreement shall automatically terminate except as provided in this Section 1.12(d).  In connection with any termination by Forest under Section 1.12(b) (Breach or Bankruptcy of Pierre Fabre), the license grant to Forest in Section 1.3 shall continue so long as Forest is using any of the Trademarks in the Territory, subject to the fulfillment by Forest of its royalty obligations under Section 1.10, and Pierre Fabre shall cooperate with Forest to enable it to perform tasks which were otherwise to be performed by Pierre Fabre under the agreement, and Forest’s royalty obligations hereunder may be offset by any additional documented costs reasonably incurred by Forest in performing such tasks.

(ii) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.

(iii) Within [***] following the expiration or termination of this Agreement, each Party shall deliver to the other Party any and all Confidential Information of the other Party in its possession.

(iv) The license granted under this Agreement will be deemed a license of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and a licensee under the Agreement will retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code.

(e) Accrued Obligations and Survival.  Except as otherwise specifically provided herein, termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination, nor prejudice either Party’s right to obtain performance of any obligation.  In addition, termination of this Agreement shall not terminate provisions which provide by their respective terms for obligations or undertakings following the expiration of the Trademark Term of this Agreement.

2.	Miscellaneous.

2.1 Dispute Resolutions and Arbitration.  In the event of a dispute arising in connection with this Agreement, the provisions set forth as Section 16.2 of the License Agreement shall apply.

2.2 Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, USA, without giving effect to its principles of conflicts of law.

2.3 Merger.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings concerning the subject matter hereof or in conflict with their terms.  Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement.

2.4 Independent Contractors.  The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party.  All Persons employed by a Party or any of its Affiliates shall be employees of such Party or its Affiliates and not of the other Party or such other Party’s Affiliates and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party or its Affiliates, as applicable.

2.5 Amendment and Waiver.  No modification or waiver of any of the terms of this Agreement shall be deemed valid unless it is in writing and signed by the Party to whom such modification is sought to be enforced.  The failure of either Party to insist upon the strict performance of any term of this Agreement or the waiver by either Party of any breach under this Agreement shall not prevent the subsequent strict enforcement of such term nor be deemed a waiver of any subsequent breach.

2.6 Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective assigns and successors in interest.  Neither Party shall have the right to assign its obligations or rights hereunder, except to an Affiliate, without the prior written consent of the other Party, which shall not be unreasonably withheld with due regard to the objectives of, and respective responsibilities of the Parties under, this Agreement, subject to rights of sublicense specifically provided herein. Any assignment not in accordance with the terms hereof shall be null and void.

2.7 No Third Party Beneficiaries.  The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise expressly provided in this Agreement.

2.8 Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any applicable jurisdiction, the invalid or unenforceable part of provision shall, provided that it does not go to the essence of this Agreement, be replaced with a revision which accomplishes, to the extent possible, the original commercial purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect and binding upon the Parties hereto.

2.9 Notices.  Any notice to be given under this Agreement must be in writing and delivered pursuant to the License Agreement.

2.10. Force Majeure. Except for the obligation to make payment when due, no liability shall result from, and no right to terminate shall arise, in whole or in part, based upon any delay in performance or non-performance, in whole or in part, by either of the Parties to this Agreement to the extent that such delay or non-performance is caused by Force Majeure.  “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including an act of God, strike, lock-out or other industrial/labor dispute, war, riot, civil commotion, terrorist act, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction.  The Party whose performance is subject to the Force Majeure (the “Force Majeure Party”) shall within [***] of the occurrence of the Force Majeure, give written notice to the other Party stating the nature of the Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect.  Any suspension of performance shall be of no greater scope and of no longer duration than is reasonably required and the Force Majeure Party shall use reasonable efforts to remedy its inability to perform.  In the event that any Force Majeure is reasonably anticipated to last for [***] or more, the unaffected Party may undertake the obligations of the Force Majeure Party for the period of such Force Majeure and such additional period as may reasonably be necessary to assure the smooth transition of such activities back to the Force Majeure Party.  The Force Majeure Party shall be responsible for any additional documented costs reasonably incurred by the other party in performing such tasks.

2.11 Further Assurances.  Each of the Parties shall, from time to time during the Trademark Term of this Agreement, upon request by the other, execute and deliver all such further documents or instruments as may be required in order to give effect to the purpose and intent of this Agreement.  Without limiting the generality of the foregoing, the obligations of the Parties hereunder are undertaken with a principal objective of complying with all pertinent provisions of Applicable Laws, orders and regulations relating to the manufacture, use or sale of pharmaceutical products, and the Parties shall take all necessary action as may be required to comply with such provisions.

2.12 Interpretation.

(a) Captions & Headings.  The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b) Singular & Plural.  All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(c) Articles, Sections & Subsections.  Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(d) Days.  All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(e) Ambiguities.  Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

2.13 Amendment and Restatement.  This Agreement is an amendment and restatement of the Original Agreement.  With respect to (i) any date or time period occurring and ending prior to the Restatement Effective Date, the Original Agreement shall govern the respective rights and obligations of the Parties and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Restatement Effective Date, the rights and obligations of the Parties shall be governed by this Agreement.  From and after the Restatement Effective Date, the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Original Agreement.  Each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement.  Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and or delivered in connection with the Original Agreement.

2.14 Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original document, and all of which together shall be deemed one instrument.  An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

In Witness Whereof, the parties hereto have duly executed this Agreement.

Pierre Fabre Médicament sas                                                                        Forest Laboratories Holding Limited

By: /s/ Frédéric Duchesne                                                                             By: /s/ David Solomon

Name:           Frédéric Duchesne                                                                    Name:            David Solomon

Title:             President                                                                                     Title:              Assistant Secretary